This Casino Consulting Agreement ("Agreement") is entered into by and between:


*  RHODES CASINO S.A. ("Owner") duly represented by
*  Mr. Theod. Charagionis and George Stamatakis
*  CENTURY CASINOS INC. (Century) duly represented by
*  Mr. Peter Hoetzinger
* PLAYBOY GAMING INTERNATIONAL LTD ("Playboy") duly represented by Mr. Garry Saunders as of March 25, 1998

                                    RECITALS

WHEREAS, Century is a party to a Casino Management Consulting Agreement (the "Consulting Agreement") dated October 12, 1995 with Owner for a hotel/casino complex on the island of Rhodes, Greece (the "Complex");

WHEREAS, Playboy is willing to provide management services under the Consulting Agreement, Century is willing to assign its rights and delegate its responsibilities under the Consulting Agreement to Playboy and Owner is willing to agree to such assignment and delegation;

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is mutually agreed as follows:

1.   All of the Recitals are restated and made a part hereof.

2. Century will be relieved of all obligations under the Consulting Agreement except to the extent that:

     a. Playboy, on behalf of owner, requests certain consulting services, in which case Century will provide those services at the rate of U.S. $1,000 per day plus reasonable out of pocket expenses [which shall be payable within ten (10) business days after Playboy's receipt of invoice for same] by Playboy, unless expressly otherwise agreed;

     b. subsequent to the opening of the Complex, if Playboy is unable or unwilling to manage the Complex, this Agreement will be null and void and Century will remain obligated to perform its obligations under the Consulting Agreement and entitled to all of its rights under the Consulting Agreement, Including, but not limited to, the right to receive all fees and other payments net of any amounts paid to Century hereunder or under the Consulting Agreement.

3. Except as provided in paragraph 2, above, all payments due Century by Owner under the Consulting Agreement will be made by Owner to Playboy.

4. Playboy will pay Century U.S. $25,000 for the Complex's pre-opening period (payable on execution of this Agreement by all of the parties hereto) and U.S. $50, 000 for each of the first three (3) years of the Complex's operation (payable in equal installments at the end of the first and second quarters of each such fiscal years). Except for any payments due Century under this paragraph 4 and paragraph 2 as above, Century will be entitled to no other payments under the Consulting Agreement.

5. Upon the execution of this Agreement, the Consulting Agreement will be terminated and Century will have no claim, liability, right, or obligation under the Consulting Agreement, subject only to paragraph 2, hereof.

6. Playboy and Century and Owner will initially approve any press or news release concerning the subject matter of this Agreement.

7. This Agreement represents the entire understanding of the parties hereto. None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the duly authorized representative of each.

This Agreement is signed in five (5) copies, distributed as follows:

*  RHODES CASINO S.A.                                             3 copies
*  PLAYBOY GAMING INTERNATIONAL LTD                               1 copy
*  CENTURY CASINOS INC.                                           1 copy

and represents the binding obligations of the parties hereto.

RHODES CASINO S.A.

By /s/ Theod. Charagionis                         By /s/ George Stamatakis
       -------------------------------------             -----------------------
Name:  Th. Charagionis                             Name: G. Stamatakis

CENTURY CASINOS INC.

By /s/ Peter Hoetzinger
       -------------------------------------
Name:  P. Hoetzinger

PLAYBOY GAMING INTERNATIONAL INC.

By /s/ Garry W. Saunders
       -------------------------------------
Name:  G. Saunders